SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) February 13, 1998




                                Bertucci's, Inc.

               (Exact Name of Registrant as Specified in Charter)



 Massachusetts             0-19315                            04-2947209

(State of Other        (Commission File                      (IRS Employer
Jurisdiction               Number)                            Identification
Incorporation)                                                No.)

                 14 Audubon Road, Wakefield, Massachusetts 01880
               (Address of Principal Executive Officer) (Zip Code)

       Registrant's telephone number, including area code: (781) 246-6700

                                 Not applicable

         (Former Name or Former Address, if changed since Last Report)

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Item 5   Other Events

         Bertucci's, Inc. ("Bertucci's") entered into an Agreement, dated as of February 13, 1998, (the "Agreement") with Ten Ideas, Inc. ("Ten Ideas"), and Ten Ideas Acquisition Corp. ("Acquisition") with respect to, among other things, the proposed merger transaction (the "Merger") among Bertucci's and Acquisition, pursuant to which Ten Ideas would acquire, through the Merger, all of Bertucci's outstanding shares (other than shares held by Bertucci's founder, President and Chief Executive Officer, Joseph Crugnale) for $8.00 in cash per share.

                                     2 of 5

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Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits.
                  10.10 Agreement and Plan of Merger, dated February 13, 1998, by and among Bertucci's, Inc. Ten Ideas, Inc. and Ten Ideas Acquisition Corp.

                                     3 of 5

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BERTUCCI'S, INC.
                                  (Registrant)


                                  By:  /s/ Joseph Crugnale
                                  Name:    Joseph Crugnale
                                  Title:   President, Chairman, and Chief
                                           Executive Officer

                                     4 of 5
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                                 EXHIBITS INDEX


Exhibit
Number                                      Description                  Page

10.10 Agreement and Plan of Merger, dated February 13, 1988, 6 by and among Bertucci's, Inc., Ten Ideas, Inc. and Ten Ideas Acquisition Corp.

                                     5 of 5
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